Exhibit (b)(2)

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION WHICH IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS “[REDACTED]” AND HAVE BEEN OMITTED.]

MTY FOOD GROUP INC.

MTY FRANCHISING USA, INC.

as Borrowers

- and -

THE TORONTO-DOMINION BANK

as Canadian Agent

- and -

TORONTO DOMINION (TEXAS) LLC

as U.S. Agent

- and -

THE FINANCIAL INSTITUTIONS IDENTIFIED

ON THE SIGNATURE PAGES HERETO

as Revolving Lenders

- and -

TD SECURITIES

NATIONAL BANK FINANCIAL MARKETS

as Co-Lead Arrangers and Joint Bookrunners

- and -

THE TORONTO-DOMINION BANK

NATIONAL BANK OF CANADA

BANK OF MONTREAL

THE BANK OF NOVA SCOTIA

as Co-Syndication Agents

- and -

BANK OF MONTREAL

THE BANK OF NOVA SCOTIA

as Co-Documentation Agents

FIRST AMENDING AGREEMENT TO THE

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Bearing the formal date of

May 22, 2020

OSLER, HOSKIN & HARCOURT LLP

FIRST AMENDING AGREEMENT TO THE

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDING AGREEMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT bearing the formal date of May 22, 2020 is made among MTY FOOD GROUP INC. (“MTY”) and MTY FRANCHISING USA, INC. (“MTY USA” and, collectively with MTY, the “Borrowers”), as borrowers, the other Loan Parties listed on the signature pages hereto, THE TORONTO-DOMINION BANK, as Canadian Agent, TORONTO DOMINION (TEXAS) LLC, as U.S. Agent, the financial institutions identified on the signature pages hereto, as Revolving Lenders, and TD SECURITIES and NATIONAL BANK FINANCIAL MARKETS, as Co-Lead Arrangers and Joint Bookrunners (the “First Amending Agreement”).

WHEREAS the Borrowers, the various lenders party thereto from time to time, as lenders, The Toronto-Dominion Bank, as Canadian agent, Toronto Dominion (Texas) LLC, as U.S. Agent, TD Securities and National Bank Financial Markets, as co-lead arrangers and joint bookrunners, Bank of Montreal and The Bank of Nova-Scotia, as co-documentation agents as well as each of the guarantors party thereto have entered into and executed a second amended and restated credit agreement dated as of September 23, 2019 (the “Credit Agreement”).

WHEREAS, the parties to the Credit Agreement wish to amend certain provisions thereof as follows, without any novation whatsoever.

NOW THE PARTIES HAVE AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	First Amending Agreement

This First Amending Agreement is declared to be supplemental to the Credit Agreement and is to form part thereof and shall have the same effect as though incorporated in the Credit Agreement. All provisions of the Credit Agreement, except only insofar as may be inconsistent with the express provisions of this First Amending Agreement, shall apply to and have effect in connection with this First Amending Agreement.

1.2	Definitions

Unless otherwise defined or unless there is something in the subject matter or the context inconsistent herewith, the capitalised words and expressions used in this First Amending Agreement, or in any agreement or document supplemental or ancillary hereto shall have the respective meaning ascribed thereto in the Credit Agreement.

1.3	Headings

The division of this First Amending Agreement into Articles, Sections, subsections, paragraphs and subparagraphs and the insertion of titles are for convenience of reference only and do not affect the meaning or the interpretation of this First Amending Agreement.

1.4	Preamble

The preamble of this First Amending Agreement shall form an integral part hereof as if at length recited herein.

1.5	Governing Law

This First Amending Agreement and the interpretation and enforcement thereof shall be governed by and construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein.

Notwithstanding the foregoing sentence, in respect of the Guarantors incorporated under the Laws of the United States of America, this First Amending Agreement shall be governed by and construed in accordance with the laws of the State of New York.

1.6	Submission to Jurisdiction

Each Loan Party (other than the Guarantors incorporated under the Laws of the United States of America) irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Québec, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this First Amending Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court.

Each Guarantor incorporated under the Laws of the United States of America irrevocably submits and consents to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this First Amending Agreement or any transactions contemplated hereby.

Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this First Amending Agreement or in any other Loan Document shall affect any right that the Agent or any Revolving Lender may otherwise have to bring any action or proceeding relating to this First Amending Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

1.7	Waiver of Venue

Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this First Amending Agreement or any other Loan Document in any applicable court referred to in Section 1.6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

1.8	References to this First Amending Agreement

The expressions “hereto” or “hereunder” or “hereof” or “herein” refer to this First Amending Agreement.

2.	AMENDMENTS TO THE CREDIT AGREEMENT

The Credit Agreement is hereby amended, without any novation whatsoever and with effect as of the Effective Date (as defined below), as follows:

2.1	by adding, in the proper alphabetical order, the following definition in Section 1.1 of the Credit Agreement:

““Covenant Relief Period” means the period beginning on March 1, 2020 and ending on May 30, 2021.”;

2.2	by deleting Section 9.2(1) of the Credit Agreement in its entirety and by replacing it with the following:

“Debt. Create, incur, assume or suffer to exist, or permit any other Loan Party to create, incur, assume or suffer to exist, any Debt other than (i) Debt hereunder and under the Loan Documents, (ii) unsecured Debt between any one of the Borrowers and a Loan Party or between Loan Parties or unsecured Debt owing by any Loan Party to a Subsidiary which is not a Loan Party only to the extent such unsecured Debt is subordinated and postponed on terms acceptable to the Canadian Agent, (iii) Capital Lease Obligations, Purchase Money Obligations and other Debt not mentioned in this Section 9.2(1) secured by Permitted Liens, (A) during the Covenant Relief Period, in any incremental amount, in the aggregate at any time, not exceeding an amount equal to the lesser of (x) $5,000,000 and (y) 5% of the Shareholders’ Equity and (B) at any time after the Covenant Relief Period, in an amount, in the aggregate at any time, not exceeding an amount equal to 5% of the Shareholders’ Equity, (iv) Subordinated Debt in a principal amount not exceeding $25,000,000, (v) unsecured balance of sales and/or holdbacks in respect of any Acquisition, (vi) non-interest bearing contract cancellation fees in an aggregate principal amount not exceeding U.S.$500,000, (vii) unsecured Debt, provided that, immediately after giving effect to such unsecured Debt, (A) no Default or Event of Default shall have occurred and be continuing and (B) in the event that MTY creates, incurs, assumes or suffers to exist, or permits any other Loan Party to create, incur, assume or suffer to exist any such additional unsecured Debt during the Covenant Relief Period, the pro forma Debt to EBITDA Ratio shall be less than or equal to 3.50:1.00, and (viii) Debt in respect of the Daylight Loan and any Daylight Guarantee.”;

2.3	by deleting Section 9.2(4) of the Credit Agreement in its entirety and by replacing it with the following:

“Investments. Directly or indirectly, make or permit any other Loan Party to make, any Investments other than: (i) Investments among MTY and the Loan Parties or between Loan Parties, where the other Loan Parties, individually or collectively, own at least 75% of the voting and participating rights of the issued and outstanding Equity Interests of the Loan

Party in which such Investment is made, (ii) Investments in Cash Equivalents (provided that immediately after giving effect to any such Investment in Cash Equivalents, no Default or Event of Default shall have occurred and be continuing), (iii) Investments in respect of Debt or other guarantees permitted under Section 9.2(1), (iv) Investments in Persons, where the Loan Parties, individually or collectively, own less than 51% of the voting and participating rights of the issued and outstanding Equity Interests of such Person, in an amount, in the aggregate at any time, not exceeding an amount equal to 10% of Shareholders’ Equity and (v) subject to compliance with Section 9.1(22), Investments in any Subsidiary that is not a Wholly-Owned Subsidiary or a Loan Party where the Loan Parties, individually or collectively, own at least 51% of the voting and participating rights of the issued and outstanding Equity Interests of such Subsidiary (provided that immediately after giving effect to any such Investment, (A) no Default or Event of Default shall have occurred and be continuing and (B) in the event that MTY directly or indirectly, makes or permits any other Loan Party to make any additional Investment listed in items (i), (iii), (iv) or (v) above during the Covenant Relief Period, the pro forma Debt to EBITDA Ratio shall be less than or equal to 3.50:1.00).”;

2.4	by deleting Section 9.2(7) of the Credit Agreement in its entirety and by replacing it with the following:

“Distributions. Make or commit to make, or permit any other Loan Party to make or commit to make, any Distributions other than: (i) in the case of a Loan Party, a Distribution payable only to MTY or to a Loan Party which is a Wholly-Owned Subsidiary; (ii) in the case of a Subsidiary which is not a Loan Party, a Distribution payable to MTY, any Subsidiary or any other Person; and (iii) in the case of MTY or any Subsidiary which is a Loan Party (in respect of a Distribution not permitted under (i) above) Distributions up to a maximum aggregate amount not to exceed $[REDACTED] in any Financial Year, provided that (x) no Default has occurred prior to the making of such Distribution or would result after giving effect to such Distribution and (y) to the extent that Debt to EBITDA Ratio is greater than 3.00:1.00 after giving effect to such Distribution, MTY shall only be entitled to make a Distribution consisting of a quarterly dividend payment, on a per share basis, on its issued and outstanding common shares in an amount not to exceed, on a per share basis, the amount of the last such quarterly dividend payment actually made by MTY; and provided further that (A) any such Distribution made or committed to be made by a Loan Party which is not a Wholly-Owned Subsidiary shall be so made or committed to be made based on a pro rata basis to its equityholders in accordance with their respective equity or ownership interest in such Loan Party and (B) in the event that MTY makes or commits to make, or permits any other Loan Party to make or commit to make any Distribution listed in items (ii) or (iii) above during the Covenant Relief Period, the pro forma Debt to EBITDA Ratio shall be less than or equal to 3.50:1.00 after giving effect to such Distribution.”;

2.5	by deleting Section 9.2(15) of the Credit Agreement in its entirety and by replacing it with the following:

“Acquisitions. Effect or cause any other Loan Party to effect (i) a hostile Acquisition, or (ii) an Acquisition which would result in a Default under this Agreement after giving effect to such Acquisition, it being understood that, and subject to the proviso below, in the event that MTY effects or causes any other Loan Party to effect any Acquisition during the Covenant Relief Period, such Acquisition shall only be permitted if, at the time of the making of such Acquisition, the pro forma Debt to EBITDA Ratio is less than or equal to 3.50:1.00, provided that Acquisitions, the consideration of which does not exceed an aggregate amount of $25,000,000 during the Covenant Relief Period, shall be permitted if the pro forma Debt to EBITDA Ratio exceeds 3.50:1.00.”;

2.6	by adding the following new Section 9.2(21) to the Credit Agreement immediately after Section 9.2(20) of the Credit Agreement:

“Cash Balances. During the Covenant Relief Period, accumulate or maintain, or permit any other Subsidiary to accumulate or maintain, cash or Cash Equivalents in one or more accounts maintained by the Borrowers or their Subsidiaries, as applicable, in an amount, in the aggregate, which exceeds $50,000,000 (or the U.S.$ Equivalent Amount).”; and

2.7	by deleting Section 9.3(1)(a) of the Credit Agreement in its entirety and by replacing it with the following:

“(i) less than or equal to 4.25:1.00 for the Financial Quarter ending on May 31, 2020;

(ii) less than or equal to 4.50:1.00 for the Financial Quarter ending on August 31, 2020;

(iii) less than or equal to 4.50:1.00 for the Financial Quarter ending on November 30, 2020;

(iv) less than or equal to 4.25:1.00 for the period beginning on December 1, 2020 and ending on May 30, 2021; and

(v) less than or equal to 3.50:1.00 as of May 31, 2021 and thereafter.”; and

2.8

by replacing Schedule 6 (Applicable Margin and Applicable Standby Fee Rate) of the Credit Agreement in its entirety and by replacing it with Schedule 6 attached hereto in Appendix I to this First Amending Agreement.

3.	CONDITIONS PRECEDENT

Notwithstanding the execution of this First Amending Agreement, the provisions hereof shall not come into effect until the following conditions precedent shall have been met to the satisfaction of the Agent on or prior to May 22, 2020 (or such later date determined by the Borrowers, the Agent and the Revolving Lenders) or, as the case may be, waived by the Agent and the Revolving Lenders (the “Effective Date”).

CORPORATE MATTERS

3.1	The Agent shall have received counterparty signature pages to this First Amending Agreement from the Borrowers, the Guarantors and the Revolving Lenders.

3.2

The Agent shall have received a certified copy of (i) (A) in respect of each Borrower whose charter documents and by-laws have changed or otherwise been amended since September 23, 2019, the charter documents and by-laws of such Borrower and (B) in respect of each Borrower whose charter documents and by-laws have not changed or otherwise been amended since September 23, 2019, a confirmation from such Borrower to this effect; (ii) the resolutions of the board of directors or of the shareholders, as the case may be, of each Borrower approving this First Amending Agreement and the other matters contemplated by this First Amending Agreement and the completion of all of the transactions contemplated hereunder; and (iii) all other instruments evidencing necessary corporate action of each Borrower and of any required Authorization with respect to such matters.

3.3

The Agent shall have received a certificate of the secretary or an assistant secretary (or the equivalent) of each Borrower, certifying the names and true signatures of its officers or managers, as applicable, authorized to sign this First Amending Agreement.

3.4

The Agent shall have received a certificate of status, compliance, good standing or like certificate with respect to each Borrower issued by the appropriate government official in the jurisdiction of its incorporation.

FEES, EXPENSES AND COSTS

3.5

The Agent shall have received evidence of the payment of all fees and expenses relating to this First Amending Agreement, including (i) all fees listed in the request for consent dated May 6, 2020 provided by the Borrowers to the Agent and the Revolving Lenders and (ii) the fees and disbursements of the Agent’s and Revolving Lenders’ legal counsel incurred in connection with the preparation and negotiation of this First Amending Agreement, up to and including the date of effectiveness thereof.

COMPLIANCE

3.6

The Agent shall have received a certificate of a senior officer of the MTY certifying, inter alia, (i) that all of the representations and warranties contained in the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date of effectiveness of this First Amending Agreement as though made on and as of such date, except for any representations and warranties which are given as at a particular date, (ii) that no Default or Event of Default has occurred or is continuing and (iii) the absence of any Material Adverse Effect since November 30, 2019.

4.	MISCELLANEOUS

4.1	All of the other provisions of the Credit Agreement remain unchanged.

4.2

This First Amending Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute the one and same instrument.

4.3

This First Amending Agreement, upon it becoming effective, replaces and supersedes any and all written or verbal agreements, understandings and undertakings between the Agent, the Lenders and the Borrowers in connection therewith.

4.4

The parties hereto agree that the amendments to the Credit Agreement as well as the entering into and execution of this First Amending Agreement shall not constitute any novation whatsoever and that each Guarantee shall continue to be in full force and effect and to apply to the Credit Agreement, as amended hereby.

(Signatures on following pages)

IN WITNESS WHEREOF, the parties hereto have signed this First Amending Agreement as of the date hereinabove mentioned.

MTY FOOD GROUP INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

MTY FRANCHISING USA, INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

Address for Notice:
8150 Transcanada Highway
Suite 200
Montréal, Québec
H4S 1M5

Attention:	Chief Financial Officer
Fax:	(514) 336-9222
Email:	renees@mtygroup.com

with a copy to:
Fasken Martineau DuMoulin LLP
800 Square Victoria, Bureau 3700
Montréal, QC
H4Z 1E9

Attention:	Martin Racicot
Fax:	(514) 397-7600
Email:	mracicot@fasken.com

IN WITNESS WHEREOF, each of the Guarantors hereby intervenes to this First Amending Agreement and hereby (i) acknowledges having taken cognizance of the terms and conditions contained in this First Amending Agreement, (ii) confirms that its Obligations are in all respects continuing and in full force and effect and (iii) confirms that all references in the Loan Documents to the First Amending Agreement shall be deemed to refer without further amendment to the Credit Agreement as amended by the First Amending Agreement.

MTY FRANCHISING INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

M.T.Y. DAIRY BARS INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

FONTAINE SANTÉ CANADA INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

9316-4978 QUÉBEC INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

KAHALA BRANDS CANADA INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

11078526 CANADA INC.

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

3330450 NOVA SCOTIA COMPANY

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

MTY FRANCHISING USA, INC.
MUCHO BURRITO FRANCHSING USA, INC.

By:	/s/ Kimberly A. Lane
Name:	Kimberly A. Lane
Title:	Authorized Signatory

KAHALA BRANDS, LTD.
COLD STONE CREAMERY, INC.
KAHALA FRANCHISE CORP.
T.T.I. NATIONAL ADVERTISING FUND, INC.
TACO TIME INTERNATIONAL, INC.
PINKBERRY HOLDING CORPORATION
PINKBERRY, INC.
PINKBERRY VENTURES, INC.
PINKBERRY FRANCHISING COMPANY
BAJA FRESH MARKETING DEVELOPMENT FUND, INC.

By:	/s/ Kimberly A. Lane
Name:	Kimberly A. Lane
Title:	Secretary

PAPA MURPHY’S HOLDINGS, INC.
PAPA MURPHY’S COMPANY STORES, INC.
MURPHY’S MARKETING SERVICES, INC.
PAPA MURPHY’S INTERNATIONAL LLC
PAPA MURPHY’S WORLDWIDE LLC

By:	/s/ Kimberly A. Lane
Name:	Eric Lefebvre
Title:	Authorized Signatory

ACTSINFO USA LLC

By: KAHALA BRANDS, LTD., as a Member

By:	/s/ Kimberly A. Lane
Name:	Kimberly A. Lane
Title:	Secretary

KAHALA FRANCHISING, L.L.C.
KAHALA MANAGEMENT, L.L.C.
KAHALA OPERATIONS, LLC
KAHALA REAL ESTATE, LLC
KAHALA SUPPORT, LLC
KGC, LLC
MW VENTURES, LLC
TASTI D-LITE LLC

By: KAHALA BRANDS, LTD., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

COLD STONE CREAMERY INTERNATIONAL, LLC

By: KAHALA FRANCHISING, L.L.C., as sole Member

By: KAHALA BRANDS, LTD., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

COLD STONE CREAMERY RESTAURANTS, L.L.C.
KAHALA HOLDINGS, L.L.C.
KAHALA RESTAURANTS, LLC
TACO TIME SPOKANE MANAGEMENT, L.L.C.

By: KAHALA OPERATIONS, LLC, as sole Member

By: KAHALA BRANDS, LTD., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

CSC REAL ESTATE MANAGEMENT, LLC
KONA COAST PRODUCTS, L.L.C.
NEPTUNE EQUIPMENT SERVICES, LLC

By: KAHALA SUPPORT, LLC, as sole Member

By: KAHALA BRANDS, LTD., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

KBI HOLDINGS, L.L.C.

By: KAHALA REAL ESTATE, LLC, as sole Member

By: KAHALA BRANDS, LTD., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

PINKBERRY ASIA PACIFIC, LLC

By: PINKBERRY VENTURES, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

CS PB HOLDINGS, LLC

By: PINKBERRY ASIA PACIFIC, LLC, as sole Member

By: PINKBERRY VENTURES, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

PB ROOSEVELT FIELD, LLC
PB PARK SLOPE, LLC

By: BKLI HOLDINGS, LLC, as sole Member

By: CS PB HOLDINGS, LLC, as sole Member

By: PINKBERRY ASIA PACIFIC, LLC, as sole Member

By: PINKBERRY VENTURES, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

4SK – 2508 BWAY LLC

By: CS PB HOLDINGS, LLC, as sole Member

By: PINKBERRY ASIA PACIFIC, LLC, as sole Member

By: PINKBERRY VENTURES, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

COLD STONE FRANCHISEE NATIONAL ADVISORY BOARD, LLC
TEXAS NATURAL TREAT HOLDINGS, LLC 4SK – 1039 SECOND, LLC 4SK – 2041 BWAY LLC 4SK – 2873 BWAY LLC 4SK – 330 58TH LCC 4SK – 596 9TH, LLC 4SK – 7W 32ND LLC

By: PINKBERRY HOLDING CORPORATION, as Manager

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Director

BF ACQUISITION HOLDINGS, LLC
CB FRANCHISE SYSTEMS, LLC
BUILT FRANCHISE SYSTEMS, LLC
MTY USA FIN ONE HOLDING, LLC
MTY USA FIN THREE HOLDING, LLC

By: MTY FRANCHISING USA, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

LAS ACQUISITION, LLC
LA SALSA FRANCHISE, LLC
BF GIFT CARD HOLDINGS, LLC
BF PROPERTIES, LLC
AZ FRESH ENTERPRISES, LLC
LA SALSA PROPERTIES, LLC

By: BF ACQUISITION HOLDINGS, LLC, as sole Member

By: MTY FRANCHISING USA, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

LA SALSA GIFT CARD, LLC

By: LAS ACQUISITION, LLC, as sole Member and Manager

By: BF ACQUISITION HOLDINGS, LLC, as sole Member

By: MTY FRANCHISING USA, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

MTY USA FIN HOLDING, LP

By: MTY USA FIN One Holding, LLC, as General Partner

By: MTY FRANCHISING USA, INC., as sole Member

By:	/s/ Jenny Moody
Name:	Jenny Moody
Title:	Secretary

MTY USA FIN TWO HOLDING, LLC

By: 3330450 NOVA SCOTIA COMPANY

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

MM1 REGIONAL LLC
MM2 REGIONAL LLC

By: Murphy’s Marketing Services, Inc., as Managing Member

By:	/s/ Eric Lefebvre
Name:	Eric Lefebvre
Title:	Authorized Signatory

THE TORONTO-DOMINION BANK, as Canadian Agent

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
For Drawdowns, Rollovers, Conversions and Repayments:
The Toronto-Dominion Bank, as Canadian Agent
[REDACTED]
Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

For all other Notices:
The Toronto-Dominion Bank, as Canadian Agent
[REDACTED]
Attention:	[REDACTED]
Fax:	[REDACTED]

with a copy to:
Osler, Hoskin & Harcourt LLP
[REDACTED]
Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

TORONTO DOMINION (TEXAS) LLC, as U.S. Agent

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
For Drawdowns, Rollovers, Conversions and Repayments:
Toronto-Dominion (Texas) LLC, as Agent
[REDACTED]
Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

For all other Notices:
Toronto Dominion (Texas) LLC, as U.S. Agent
[REDACTED]
Attention:	[REDACTED]
Fax:	[REDACTED]

with a copy to:
Osler, Hoskin & Harcourt LLP
[REDACTED]
Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

THE TORONTO-DOMINION BANK, as Canadian Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Letter of Credit Commitment: [REDACTED]

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]
Email:	[REDACTED]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]
Email:	[REDACTED]

NATIONAL BANK OF CANADA, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:

[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

BANK OF MONTREAL, as Canadian Revolving Lender and Swingline Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:
Bank of Montreal
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

BANK OF MONTREAL, acting through its Chicago branch, as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
Bank of Montreal Chicago Branch
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

THE BANK OF NOVA SCOTIA, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

ROYAL BANK OF CANADA, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

CANADIAN IMPERIAL BANK OF COMMERCE, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]

LAURENTIAN BANK OF CANADA, as Canadian Revolving Lender and as US Revolving Lender

By:	/s/ [REDACTED]
Authorized Signing Officer

By:	/s/ [REDACTED]
Authorized Signing Officer

Address for Notice:
[REDACTED]

Attention:	[REDACTED]
Fax:	[REDACTED]
Email:	[REDACTED]